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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                CITIZENS BANCORP
                       (Name of registrant in its charter)

                                                          91-1841688
               Oregon                                  (I.R.S. Employer
      (State of incorporation)                        Identification No.)


                           275 Southwest Third Street
                                  P. O. Box 30
                             Corvallis, Oregon 97339
                    (Address of principal executive offices)
                    Issuer's telephone number: (541) 752-5161

                               Full Title of Plans
                CITIZENS BANCORP 1998 INCENTIVE STOCK OPTION PLAN
                     CITIZENS BANCORP 1998 STOCK BONUS PLAN

                     Agent for service: Lark E. Wysham, CFO
                           275 Southwest Third Street
                        Telephone number: (541) 752-5161

                               -------------------

                         Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------
                                             Proposed Maximum      Proposed Maximum
 Title of Securities        Amount to be      Offering Price          Aggregate           Amount of
  to be Registered         Registered (2)      per Unit (2)         Offering Price     Registration Fee
--------------------------------------------------------------------------------------------------------
 Citizens Bancorp
  Common Stock             206,204 Shares          $17.00            $3,505,468.00          $974.52
 (no par value)(1)

          (1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Citizens Bancorp 1998 Incentive Stock Option Plan and the Citizens Bancorp 1998 Stock Bonus Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

          (2) This Registration Statement covers 206,204 shares of Registrant's Common Stock, consisting of 5% of Registrant's 4,124,091 shares of Common Stock issued and outstanding as of the date of filing, and based on the average of the bid and ask price for the Common Stock as of June 22, 1999, estimated solely for the purpose of calculating the registration fee for this Registration Statement pursuant to Rule 457(c) and 457(h).


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                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference.

          Citizens Bancorp (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report filed with the Commission on Form 10-K, File No. 000-23277, for the fiscal year ended December 31, 1998 filed on March 29, 1999, as amended by Form 10-K/A filed on May 5, 1999, and the Registrant's Quarterly Reports on Form 10-Q, File No. 000-23277, filed on May 13, 1998, July 28, 1998 and November 13, 1998, excluding the information contained therein described in Item 402(a)(8) of the Commission's Regulation S-K;

     (b) The Registrant's Current Report filed with the Commission on Form 8-K, File No. 000-23277, on February 24, 1998, as amended by Form 8-K/A filed on March 5, 1998;

     (c) The description of Common Stock contained in the Registrant's Registration Statement on Form 8-A12G, File No. 000-23277, filed with the Commission on October 28, 1997, and any amendment or report filed for the purpose of updating such description filed after the date of this Registration Statement.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a


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portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The consolidated financial statements of the Registrant and its subsidiary as of December 31, 1998 included in the Registrant's annual report on Form 10-K for the year ended December 31, 1998, incorporated by reference herein, have been incorporated herein in reliance upon the report of Knight, Vale and Gregory, Inc., P.S., independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of the Registrant and its subsidiary as of December 31, 1997 and December 31, 1996 included in the Registrant's annual report on Form 10-K for the year ended December 31, 1998, incorporated by reference herein, have been incorporated herein in reliance upon the report of David O. Christensen, C.P.A, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

          The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Bennett H. Goldstein, outside counsel of the Registrant. Mr. Goldstein beneficially owns shares of Common Stock. As of the date of this Registration Statement, the number of shares Mr. Goldstein owns is, in the aggregate, less than 0.1% of the outstanding shares of Common Stock.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Oregon Business Corporation Act and the Articles of Incorporation and Bylaws of the Registrant authorize the Registrant to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933. The Registrant's Articles of Incorporation and Bylaws require the Registrant to indemnify its directors, officers and employees to the fullest extent permitted by Oregon law. Such indemnification extends to liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as such, including proceedings under the Securities Act of 1933 or the Securities Exchange Act of 1934. These documents further provide that the rights conferred under them shall not be deemed to be exclusive of any other right such persons may have or acquire under any

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statute, bylaw, agreement, general or specific action of the Board of Directors of the Registrant, vote of shareholders or other document or arrangement. The Articles of Incorporation of the Registrant preclude, with certain exceptions, the Registrant and its shareholders from recovering monetary damages from directors for business decisions found by a court to have been negligent, including decisions relating to a change in control of the Registrant.

     Subject to certain exclusions as to coverage, under policies of insurance issued to the Registrant each director and each officer of the Registrant and its subsidiary is insured against liability for losses incurred while acting as such director or officer. Subject to a deductible and certain exclusions, the Registrant is entitled to reimbursement under such policies for amounts paid by it as indemnification to such directors and officers. The cost of such insurance is borne by the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.   EXHIBITS.

          See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unissued or otherwise unsold at the termination of the Citizens Bancorp 1998 Incentive Stock Option Plan and the 1998 Citizens Bancorp 1998 Stock Bonus Plan.


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

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corvallis, State of Oregon, on June 15, 1999.

CITIZENS BANCORP, Registrant

By: /s/ William V. Humphreys
    --------------------------------------------
     William V. Humphreys, President and Chief
         Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of Citizens Bancorp, an Oregon corporation, do hereby constitute and appoint William V. Humphreys, President and Chief Executive Officer and Lark E. Wysham, Chief Financial Officer and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any

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one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURES AND TITLES                                    DATE

/s/ WILLIAM V. HUMPHREYS                                      June 15, 1999
-----------------------------------------------
William V. Humphreys
President, Chief Executive Officer and Director


/s/ LARK E. WYSHAM                                            June 15, 1999
-----------------------------------------------
Lark E. Wysham
Chief Financial Officer


/s/ SCOTT A. FEWEL                                            June 15, 1999
-----------------------------------------------
Scott A. Fewel, Director


/s/ JOCK GIBSON                                               June 15, 1999
-----------------------------------------------
Jock Gibson, Director


/s/ JAMES E. RICHARDS                                         June 15, 1999
-----------------------------------------------
James E. Richards, Director



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

/s/ DUANE L. SORENSEN                                         June 15, 1999
-----------------------------------------------
Duane L. Sorensen, Director


/s/ GENE N. THOMPSON                                          June 15, 1999
-----------------------------------------------
Gene N. Thompson, Director and
     Chairman of the Board


/s/ JOHN TRUAX                                                June 15, 1999
-----------------------------------------------
John Truax, Director


/s/ ROSETTA C. VENELL                                         June 15, 1999
-----------------------------------------------
Rosetta C. Venell, Director



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                                  Exhibit Index

Exhibit Number     Exhibit
    5            Opinion of Bennett H. Goldstein, Esq.

    23.1         Consent of Knight, Vale and Gregory, Inc., P.S., Independent Auditors.

    23.2         Consent of David O. Christensen, C.P.A., Independent Auditors.

    23.3         Consent of Bennett H. Goldstein is contained in Exhibit 5.

    24           Power of attorney - included in the signature page of this Registration Statement.

    99.1         Citizens Bancorp 1998 Incentive Stock Option Plan.

    99.2         Citizens Bancorp 1998 Stock Bonus Plan.

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